UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2008

Opexa Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

001-33004	76-0333165
(Commission File Number)	(I.R.S. Employer Identification No.)
2635 N. Crescent Ridge Drive The Woodlands, Texas	77381
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.

David McWilliams, chief executive officer and president, who will turn 65 in April, 2008, has notified Opexa Therapeutics, Inc. of his intention to retire following the implementation of a succession plan. Mr. McWilliams has agreed to continue to serve Opexa in his current capacity until his successor is named and continue as a director. As a result, the Board of Directors intends to enter into a new agreement reflective of the succession plan and will terminate the current agreement on June 15, 2008.

On March 21, 2008, the Company issued a press release announcing Mr. McWilliams’ retirement plans. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01     Financial Statements and Exhibits.

 (c) Exhibit 99.1

The following exhibit is to be filed as part of this 8-K:

Exhibit No.	Description

99.1	Press release issued March 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEXA THERAPEUTICS, INC.

By: /s/ Lynne Hohlfeld
Lynne Hohlfeld, Chief Financial Officer

DATE:	March 20, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued March 21, 2008